Exhibit 10.10

DEED OF ASSIGNMENT

between

ERHC ENERGY EEZ, LDA

and

KOSMOS ENERGY SAO TOME AND PRINCIPE

relating to the Production Sharing Contract

in respect of the Block 11, São Tomé e Principe

THIS DEED OF ASSIGNMENT is made on the 16TH day of OCTOBER, 2015 between:

(1)

ERHC ENERGY EEZ, LDA, a company organized and existing under the laws of the Democratic Republic of São Tomé e Príncipe whose registered office is at Avenida da Independência, 392, II/III, São Tomé  (hereinafter referred to as “ERHC”); and

(2)

Kosmos ENERGY SAO TOME AND PRINCIPE, a company organized and existing under the laws of the Cayman Islands whose registered office is at 4th Floor Century Yard, Cricket Square, P.O. Box 32322, Georgetown, Grand Cayman KY1 1209 (hereinafter referred to as “KOSMOS”).

WHEREAS

A.

ERHC is the sole Contractor in a production sharing contract between ERHC and the Government of the Democratic Republic São Tomé and Principe covering Block 11 offshore São Tomé and Príncipe, dated July 23, 2014 and any amendment or supplement thereto.

B.	ERHC has agreed to transfer and assign to KOSMOS one hundred per cent (100%) of its rights and obligations as the Contractor in the Block 11 PSC and the operatorship of Block 11.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless the context otherwise requires, the words and expressions defined in the PSC shall bear the same meanings ascribed to them in the PSC wherever used in this Deed of Assignment (including recitals to this Deed of Assignment).

1.1.1	Business Day means means a calendar day on which the banks in London, Houston and São Tomé are customarily open for business;

1.1.2	National Petroleum Agency means the national regulatory agency established by the Government of the Democratic Republic São Tomé and Principe Decree-Law 7/2014 of the 25th of April;

1.1.3

PSC means the Production Sharing Contract between ERHC and the Government of the Democratic Republic São Tomé and Principe covering Block 11 offshore São Tomé and Príncipe, dated July 23, 2014 and any amendment or supplement thereto;

1.1.4	Parties means the parties to this Deed of Assignment.

1.2	Interpretation

1.2.1	In addition to the definitions in clause 1.1, unless the context requires otherwise:
1.2.1.1	the singular includes the plural and vice versa;
1.2.1.2	a person includes reference to a body corporate or other legal entity;
1.2.1.3	any written law includes that law as amended or re-enacted from time to time;
1.2.1.4	any agreement or other document includes that agreement or other document as varied or replaced from time to time;
1.2.1.5	a clause is to the relevant clause of this agreement;

1.2.1.6	any party includes that party’s successors and assigns.

1.3	Clause headings are inserted for convenience only and shall be ignored in construing this Deed of Assignment.

NOW THIS DEED WITNESSETH THAT

2.

With effect from the date first written above, ERHC hereby assigns and by novation transfers to KOSMOS one hundred per cent (100%) of its rights, interests, liabilities and/or obligations under the PSC (the “Transferred Interest”) to hold the same and subject to performance and observance by KOSMOS of the terms and conditions contained in the PSC and on the part of the Contractor therein described to be performed and observed, in so far as they relate to the Transferred Interest.

3.

KOSMOS hereby undertakes and covenants with ERHC that it will hold the Transferred Interest subject to all of the terms and conditions of the PSC and, will perform, observe, discharge and be bound by all of the duties, liabilities and obligations arising under the PSC in respect of the Transferred Interest in the place of ERHC.

4.	ERHC shall cease, for all purposes, to be a holder of the Transferred Interest and KOSMOS shall, for all purposes, take the place of ERHC in respect of the Transferred Interest.

5.	ERHC confirms that the rights and privileges of the Democratic Republic of São Tomé and Principe under the PSC shall not be prejudiced by the provisions of this Deed of Assignment.

6.

KOSMOS covenants with and in favour of the National Petroleum Agency that they will perform and observe the terms and conditions contained in the PSC and on the part of the Contractor therein described to be performed and observed.

7.	For the purpose of this Deed of Assignment, all notices shall be sent to the following email addresses:

7.1	If to ERHC

Tel:  +1 713 626 4700

Email: slyodobulu@erhc.com

Attention : Sylvan Odobulu

7.2	If to KOSMOS

Tel: + 1-214-445-9792

E-mail: jdoughty@kosmosenergy.com

Attention: Jason Doughty, General Counsel

8.

If any clause or provision of this Deed of Assignment shall be ruled invalid or unenforceable by any court of competent jurisdiction or appropriate arbitral body, the invalidity or unenforceability of such clause or provision shall not affect any remaining clause or provision.

9.

This Deed of Assignment may be executed in any number of counterparts with the same effect as if the signatures on the counterparts were upon a single engrossment of this Deed of Assignment provided that this Deed of Assignment shall not be effective until all the counterparts have been executed.

10.

The construction, validity and performance of this Deed of Assignment shall be governed by the Laws of Democratic Republic of São Tomé and Principe and any disputes hereunder shall be resolved pursuant to Article 25 of the PSC.

IN WITNESS WHEREOF the parties hereunto affixed their respective common seals the day and year first above written.

The Common Seal of ERHC ENERGY	)
EEZ, LDA was hereunto	)

affixed in the presence of:	)
)
)
Director /s/ Peter Ntephe	)
)
)
)
Director/Secretary /s/ Sylvan Odobulu	)

The Common Seal of KOSMOS ENERGY	)
SAO TOME AND PRINCIPE was hereunto	)
affixed in the presence of:	)
)
)
President /s/ Brian F. Maxted	)
)
)
)
Secretary /s/ Richard Stephens	)

CONSENT

By executing this Deed of Assignment, the National Petroleum Agency herein represented by its Executive Director does on behalf of the Government of the Democratic Republic São Tomé and Principe consent and approve to the assignment of the Transferred Interest by ERHC ENERGY EEZ, LDA to KOSMOS ENERGY SAO TOME AND PRINCIPE in accordance with the provisions of the PSC.

APPROVED BY THE EXECUTIVE DIRECTOR OF THE NATIONAL PETROLEUM AGENCY:

/s/ Orlando Pontes

The Executive Director

 October 20, 2015

Date